EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 30, 2005, accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting included in the annual report of Astec Industries, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Astec Industries, Inc. on Forms S-8 (File No. 33-14738, effective June 3, 1987, File No. 33-52918, effective October 6, 1992, and File No. 333-123266, effective March 11, 2005).

/s/ Grant Thornton LLP

Greensboro, North Carolina
March 30, 2005